UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	November 24, 2009

NATIONAL PATENT DEVELOPMENT CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50587	13-4005439
(Commission File Number)	(IRS Employer Identification No.)

903 Murray Road, PO Box 1960, East Hanover, NJ	07936
(Address of Principal Executive Offices)	(Zip Code)

(973) 428-4600
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 40.13e-4(c))

Item 1.01         Entry into a Material Definitive Agreement.

On November 24, 2009, National Patent Development Corporation, a Delaware corporation (“National Patent”), and The Merit Group, Inc., a South Carolina corporation (“Buyer”), entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”).  Pursuant to the Stock Purchase Agreement, upon the terms and subject to the satisfaction or waiver of the conditions therein, National Patent intends to sell, and Buyer will purchase for cash (the “Sale”), all of the issued and outstanding stock (the “Stock”) of National Patent’s wholly-owned subsidiary, Five Star Products, Inc., a Delaware corporation (“Five Star”), the holding company and sole stockholder of  Five Star Group, Inc., a Delaware corporation (“Operating Company”).  The aggregate purchase price (the “Purchase Price”) for the Stock is approximately $33 million, subject to certain adjustments to reflect (i) (A) changes in Five Star’s outstanding indebtedness and (B) Five Star’s net results, in each case from March 31, 2009 to the closing of the Sale (the “Closing”) and (ii) a potential downward adjustment based on the value of certain inventory held by Operating Company as of September 30, 2009 less the value received for such inventory after the Closing (the “Inventory Adjustment”) to the extent the Inventory Adjustment exceeds $400,000 but is equal to or less than $1,000,000. National Patent anticipates that after the adjustment provided for in clause (i), the purchase price is estimated to be approximately $ 30 million.  National Patent anticipates that it will receive approximately $13 million after the required repayment of Five Star’s existing debt but prior to transaction costs, the Inventory Adjustment, taxes, severance costs for employees of Five Star and the Operating Company, one half of the rent and other sums due under the Connecticut warehouse lease from the later of March 31, 2010 or when Operating Company ceases to use the warehouse through September 30, 2010, if any, and adjustments for post-closing indemnities by National Patent in favor of Buyer, if any.  The Sale is subject to the approval of the stockholders of National Patent.

The board of directors of National Patent has approved the Stock Purchase Agreement and the Sale.  The Stock Purchase Agreement provides, among other things, a detailed description of the conditions to the completion of the Sale, termination provisions, representations and warranties and covenants made by National Patent and Buyer, indemnity provisions, and liquidated damages related to certain terminations of the Stock Purchase Agreement.

Closing

The Closing is subject to various closing conditions, including the approval of the Sale by the stockholders of National Patent, the accuracy of representations and warranties of the parties, the performance of covenants by the respective parties, the absence of certain litigation regarding the Sale, and other conditions set forth in the Stock Purchase Agreement.  It is anticipated that the Closing will take place within two business days after the date on which the National Patent stockholder meeting is held if the Sale is approved at such meeting.  Management of National Patent anticipates that the Closing will occur in the first quarter of 2010.

Representations and Warranties

The Stock Purchase Agreement includes representations and warranties from each of National Patent and Buyer as to their respective organization and authority to execute and deliver the Stock Purchase Agreement and the other agreements contemplated thereby, and to perform their respective covenants.  Additionally, National Patent has made representations and warranties to Buyer regarding the business and assets of Five Star and the Operating Company, including representations and warranties relating to employee benefit plans and environmental matters.  Buyer has made representations and warranties to National Patent regarding the commitment letters received from its lenders and its ability to fund the Purchase Price. Absent fraud, the representations and warranties of National Patent and Buyer terminate at the earlier of the termination of the Stock Purchase Agreement or the Closing.

Covenants

The Stock Purchase Agreement also contains customary covenants and agreements as well as covenants relating to (a) the conduct of the Operating Company’s business between April 1, 2009 through the Closing, (b) National Patent’s right to solicit competing acquisition proposals, (c) matters affecting the Five Star Group, Inc. 401(k) Savings Plan, (d) National Patent’s compliance with the New Jersey Transfer Act and Connecticut Transfer Act, (e) severance and other payments to employees of Five Star and Operating Company, (f) Buyer’s efforts to consummate the financing, (g) Buyer’s refraining from taking action which would extend any guaranty under the Operating Company’s warehouse leases, (h) Buyer’s agreement to provide federal health care continuation coverage to certain employees of Operating Company, (i) discontinued private label merchandise, if any, held by private label vendors, (j) the election to treat the sale of stock as a deemed sale of assets under Section 338(h)(10) of the U.S. Internal Revenue Code and (k) the efforts of the parties to cause the transactions contemplated by the Stock Purchase Agreement to be consummated.

Indemnification

National Patent has agreed to indemnify Buyer and certain of its related parties from claims:

•	up to an amount of $2 million in connection with any liability or obligation arising out of or based upon:

▪	all Indebtedness (as defined in the Stock Purchase Agreement);

▪	all liabilities for certain pending or threatened litigation against National Patent, Five Star, or Operating Company;

▪
all obligations and liabilities arising out of or related to environmental matters (i) relating to remedial actions required under Sections 5.10 and 5.11 of the Stock Purchase Agreement or (ii) which are disclosed by National Patent to Buyer or are known to officers of National Patent, Operating Company, or Five Star on the Closing, to the extent such matters are at the Closing, or within a stated period thereafter become, the subject of third party claims pending or threatened;

▪
(a) 75% of the liabilities or obligations arising with respect to the use of real property by Five Star or the Operating Company through September 30, 2011, to the extent that a failure to comply with applicable laws, rules and regulations existed as of the Closing, (b) 75% of the liabilities and obligations arising with respect to certain conditions existing as of the Closing, if such real property leases were to terminate after giving effect to Buyer paying the first $25,000 of any such liabilities and obligations and (c) environmental matters which were not known to officers of National Patent, Operating Company, or Five Star at Closing and which would have otherwise been subject to disclosure on a schedule relating to Section 3.24 of the Stock Purchase Agreement relating to environmental matters, to the extent such matters become the subject of third party claims pending or threatened within a stated period after the Closing; the combination of (a) through (c) not to exceed an aggregate of $600,000;

▪
all liabilities and obligations with respect to federal health care continuation coverage requirements and any applicable state health care continuation coverage requirements arising prior to the Closing, except Buyer’s liabilities or obligations to provide, or to cause the Operating Company to provide federal health care continuation coverage benefits after the Closing pursuant to the Stock Purchase Agreement;

•	arising out of the failure of National Patent to perform the covenants contained in the Stock Purchase Agreement to be performed by National Patent after the Closing;

•	arising out of any fraud by National Patent, Five Star or the Operating Company in connection with the Stock Purchase Agreement; or

•
arising out of (i) any of the items identified on the schedule to the Stock Purchase Agreement relating to employee benefit plan compliance, or (ii) any other alleged operational or other compliance failures with respect to the Five Star Group, Inc. 401(k) Savings Plan, subject to certain exceptions described in the Stock Purchase Agreement.

•
The $2 million limitation described above is not intended to limit National Patent’s obligations under Sections 5.10 and 5.11 of the Stock Purchase Agreement relating to environmental compliance with the New Jersey Transfer Act and Connecticut Transfer Act.

Buyer has agreed to indemnify National Patent and certain of its related parties from claims:

•
arising out of any liabilities of National Patent under guaranties of certain real estate leases or of National Patent to GP Strategies, Inc. under its guaranty of the lease by the Operating Company of a warehouse in East Hanover, New Jersey;

•	arising out of the failure by Buyer to perform its covenants in the Stock Purchase Agreement to be performed by Buyer after the Closing;

•
arising out of changes of employment status or the terms of employment planned or communicated by Buyer with respect to any such employees of the Operating Company as a result of the Sale, including certain actions taken by Buyer or by Operating Company at the direction of Buyer; or

•	arising out of any fraud by Buyer in connection with the Stock Purchase Agreement.

Termination

The Stock Purchase Agreement may be terminated:

•	in accordance with a written agreement executed by the parties prior to the Closing.

•	by either National Patent or Buyer if, among other reasons:

•
the Closing has not been completed prior to the earlier of (i) the first business day after the Target Meeting Date (as defined below) or (ii) one hundred fifty days after November 24, 2009 (the “Closing Date Deadline”);

•	National Patent, Five Star or the Operating Company accepts in writing an alternative offer from a third party based on the exercise of fiduciary duties by National Patent’s board of directors; or

•
prior to the Closing Date Deadline, Buyer or National Patent determines that through the other party’s material breach of its obligations in the Stock Purchase Agreement, the conditions precedent to the obligation of the non-breaching party to proceed with the Closing cannot be satisfied on or before the Closing Date Deadline.

The “Target Meeting Date” is the date that is 30 business days after the date the proxy statement may be filed in definitive form with the SEC and mailed to stockholders of National Patent to consider the Sale, plus additional time related to any delay in National Patent’s ability to convene a valid stockholders’ meeting to consider the Sale caused by compliance with Rule 14a-13 of the SEC or a re-solicitation of proxies or required amendment of the proxy materials, if any, if caused by a change in the terms or loss of Buyer’s financing, or any other event or circumstance that necessitates a change in the information related to Buyer or its financing or the necessity to include information with respect to an alternative offer, so long as the board of directors of National Patent has not accepted such offer and so long as the board of directors of National Patent continues to recommend the Sale to its stockholders.

If the stockholders of National Patent do not approve the Sale, the Sale will not close and the Stock Purchase Agreement will terminate.

Liquidated Damages/Break-up Fee

In the event of a termination of the Stock Purchase Agreement by National Patent or Buyer (i) after the Closing Date Deadline or (ii) based on a material breach by one party of its obligations under the Stock Purchase Agreement where the non-breaching party is not in breach of its own obligations, the party in material breach of the Stock Purchase Agreement may be obligated to pay liquidated damages in the amount of $2,000,000 to the non-breaching party (“Liquidated Damages”).

The Stock Purchase Agreement also contains a $2,000,000 break-up fee (the “Break-up Fee”) if National Patent, Five Star or the Operating Company accepts in writing an alternative offer from a third party based on the exercise of fiduciary duties by National Patent’s board of directors, provided that Buyer would not be entitled to receive both Liquidated Damages and the Break-up Fee.

Indemnity Escrow and Inventory Escrow

Buyer will deduct the following amounts from the Purchase Price and deposit the same with an escrow agent (“Indemnity and Inventory Escrow Agent”): $300,000 (the “Indemnity Escrow Deposit”) and $600,000 (the “Inventory Escrow Deposit”), to be held in separate accounts.

The Indemnity Escrow Deposit will be used, subject to the procedures outlined in the agreement with the Indemnity and Inventory Escrow Agent (the “Indemnity and Inventory Escrow Agreement”), to satisfy any claims that may be brought by Buyer and certain of its related parties, Five Star and Operating Company under Article 8 of the Stock Purchase Agreement relating to indemnification.

The Inventory Escrow Deposit will be used, subject to the procedures outlined in the Indemnity and Inventory Escrow Agreement, to satisfy any claims that may be made under Section 2.2(c) of the Stock Purchase Agreement relating to the Inventory Adjustment.

Non-Competition

In connection with the Sale, National Patent and Buyer have agreed that, during the period commencing effective as of the Closing and expiring on the third anniversary of the Closing (the “Restricted Period”), National Patent will not, subject to certain limited exceptions, directly or indirectly, in any portion of the U.S. or any city, county or state in which the Operating Company and/or Five Star conducted its business during the twenty-four (24) month period prior to Closing:

•	solicit or market to any person for the purpose of selling to such person at the wholesale level products that are included within Operating Company’s business;

•
take any action to induce or request any person who is a customer or vendor of Operating Company’s business to discontinue or decrease its sales to or purchases from Operating Company or Five Star of products or services that are included within Operating Company’s business;

•	otherwise engage in any aspect or segment of Operating Company’s business; or

•
solicit or recruit for hire any individuals employed by Five Star or the Operating Company on the Closing or at any time during the ninety (90) day period prior to the Closing, except such employees who are terminated by Five Star or Operating Company at Closing at the request of Buyer, or in any manner seek to induce any such employee to leave his or her employment other than through general advertising or general solicitations and except as expressly permitted by the Stock Purchase Agreement.

Non-Solicitation

In the event of the termination of the Stock Purchase Agreement, National Patent and Buyer have also agreed that, during the period commencing on the date the Stock Purchase Agreement is terminated (the “Non-Solicitation Date”) and expiring on the second anniversary of the Non-Solicitation Date (the “Non-Solicitation Restriction Period”), other than through general advertising or general solicitations or with the consent of either National Patent or Buyer, as the case may be:

•
National Patent will not, solicit or recruit for hire any individuals employed by Buyer or Merit Paint Sundries, LLC as of the Non-Solicitation Date or in any manner seek to induce any such employee to leave his or her employment; and

•
Buyer will not solicit or recruit for hire any individuals employed by Five Star or Operating Company as of the Non-Solicitation Date or in any manner seek to induce any such employee to leave his or her employment.

Agreement Regarding Certain Employees

Also in connection with the Sale, National Patent and Buyer have agreed that certain employees and key executives of Five Star and/or Operating Company will be entitled to receive severance payments subject to certain terms and conditions related to the retention and termination of such employees and key executives.

* * *

The foregoing description of the Stock Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Stock Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Stock Purchase Agreement has been attached as an exhibit hereto to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about National Patent, Five Star, the Operating Company or the Buyer or any of their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Stock Purchase Agreement were made only for the purposes of the Stock Purchase Agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk among the parties to the Stock Purchase Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Stock Purchase Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of National Patent, Five Star, the Operating Company or Buyer or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Stock Purchase Agreement, which subsequent information may or may not be fully reflected in National Patent’s public disclosures.

Important Information

This communication may be deemed solicitation material in respect of the transaction described herein.  Because the transaction requires the approval of the stockholders of National Patent, National Patent anticipates that it will file with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement to be used by National Patent to solicit the approval of its stockholders for such transaction. YOU ARE URGED TO READ THE PROXY STATEMENT REGARDING THE TRANSACTION, IF AND WHEN IT BECOMES AVAILABLE, AND ANY OTHER RELEVANT DOCUMENTS FILED BY NATIONAL PATENT WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO SUCH A PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION.  You can obtain free copies of any such materials (including any proxy statement) filed by National Patent with the SEC, as well as other filings containing information about National Patent, at the SEC’s Internet Site (http://www.sec.gov).  National Patent will also provide copies of any such proxy statement and other information filed with the SEC to any stockholder, at the actual cost of reproduction, upon written request to Ira J. Sobotko, Vice President and Chief Financial Officer of National Patent, at  903 Murray Road, PO Box 1960, East Hanover, New Jersey 07936, or via telephone at (973) 428-4600.  This is not a solicitation of proxies.

Participants in Solicitation

National Patent and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from National Patent’s stockholders with respect to the transaction described herein.  Information regarding the officers and directors of National Patent is set forth in the definitive proxy statement for National Patent’s 2009 annual meeting of stockholders, which was filed with the SEC on Schedule 14A on November 18, 2009, and information regarding direct or indirect interests in the transaction by any officer or director of National Patent, if any, by securities holdings or otherwise, would be set forth in a definitive proxy statement to be filed by National Patent with the SEC in the event such a filing were to occur.

Forward-Looking Statements

Statements in this Current Report on Form 8-K may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995, which involve significant risks and uncertainties.  All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including statements regarding the ability to complete the transaction considering the various closing conditions; any statements of expectation or belief; and any statements of assumptions underlying any of the foregoing.  Investors and security holders are cautioned not to place undue reliance on these forward-looking statements.  Forward-looking information may be identified by such forward-looking terminology as “anticipate”, “believe”, “may”, “will”, “estimate”, and similar terms of variations of such terms. Our forward looking statements, including those relating to consummation of the sale transaction and satisfaction of the other conditions and contingencies to the consummation of the sale transaction, are based on our assumptions, estimates and projections about National Patent and the Five Star business and involve significant risks and uncertainties, including: the risk that the transaction will not be consummated;  the risk that conditions and other contingencies to consummation and closing will not occur;  the risk that anticipated benefits from the sale transaction may not be realized or may take longer to realize than expected; the risk that estimated or anticipated costs, charges and liabilities to be incurred in connection with effecting the transaction may differ from or be greater than anticipated; and the effect of any regulatory approvals or conditions. Additional information on these and other risks, uncertainties and factors is included in National Patent’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by National Patent with the SEC.  If these or other significant risks and uncertainties occur, or if our estimates or underlying assumptions prove inaccurate, actual results could differ materially and consummation of the transaction may not occur. You are urged to consider all such risks and uncertainties. In light of the uncertainty inherent in such forward-looking statements, you should not consider their inclusion to be a representation that such forward-looking matters will be achieved. National Patent assumes no obligation to, and does not plan to, update any such forward-looking statements, other than as required by law.

Item 9.01.              Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit No.	Title

2.1	Stock Purchase Agreement, dated November 24, 2009, between the Registrant and The Merit Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL PATENT DEVELOPMENT CORPORATION

Date: November 25, 2009	By:	/s/ IRA J. SOBOTKO
		Name:	Ira J. Sobotko
		Title:	Vice President & Chief Financial Officer